UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2016

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Effective  December 6, 2016, we entered into extension agreements to existing consulting agreements dated November 4, 2015, as amended as of July 20, 2016 and as further amended on September 19, 2016,  with two of our directors, Jeffrey F. O'Donnell, Sr. and Samuel E. Navarro.  The amendments extended the termination dates of two consulting agreements from December 31, 2016 to June 30, 2017.  In addition to the extension of the term, the modified agreements provide that each of the directors shall work with the President and Chief Executive Officer to establish the specific duties and objectives to be undertaken by the respective director during the remaining term of the Agreements. These duties and objectives shall be communicated to the Chair of the Nominating and Governance Committee for review and approval. The other terms of the agreements remain unmodified.
Item 9.01.          Financial Statements and Exhibits.

Exhibit No.          Exhibit Description
10.1	Extension Agreement dated as of December 6, 2016 between Strata Skin Sciences, Inc. and Jeffrey F. O'Donnell, Sr.
10.2	Extension Agreement dated as of December 6, 2016 between Strata Skin Sciences, Inc. and Samuel E. Navarro.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.
By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer

Date:  December 9, 2016